HILLS BANCORPORATION                                                 EXHIBIT 11


STATEMENT RE COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
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                                                                      Year Ended December 31,
                                                                -------------------------------------
                                                                   2000          1999          1998
                                                                -------------------------------------

Shares of common stock, beginning ...........................     1,495,941    1,469,443    1,467,754
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Shares of common stock, ending ..............................     1,495,483    1,495,941    1,469,443
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Computation of weighted average number of basic and
  diluted shares:
  Common shares outstanding at the beginning of the year .......  1,495,941    1,469,443    1,467,754
  Weighted average number of net shares issued (redemption) ....        (35)      14,097           18
                                                                -------------------------------------
       Weighted average shares outstanding (basic) .............  1,495,906    1,483,540    1,467,772
  Weighted average of potential dilutive shares
    attributable to stock options granted, computed under
    the treasury stock method .................................      12,875       11,784       22,702
                                                                -------------------------------------
       Weighted average number of shares (diluted) ............ $ 1,508,781  $ 1,495,324  $ 1,490,474
                                                                =====================================

Net income (In Thousands) ...................................   $     9,366  $     8,466  $     7,486
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Earnings per share:
Basic .......................................................   $      6.26  $      5.70   $     5.10
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Diluted .....................................................   $      6.21  $      5.66   $     5.02
                                                                =====================================

Dividends per common share ..................................   $      1.45  $      1.30   $     1.20
                                                                =====================================
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